As filed with the Securities and Exchange Commission on April 9, 2010

Registration No. 333-164891

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2463898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5818 El Camino Real

Carlsbad, California 92008

(760) 431-9286

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dirk Kuyper

President and Chief Executive Officer

Alphatec Holdings, Inc.

5818 El Camino Real

Carlsbad, California 92008

(760) 431-9286

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Michael L. Fantozzi, Esq. Scott A. Samuels, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	Ebun S. Garner, Esq. Alphatec Holdings, Inc. 5818 El Camino Real Carlsbad, California 92008 (760) 431-9286

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Amendment No. 3 is being filed solely for the purpose of filing exhibit 23.1 to the Registration Statement (Registration No. 333-164891) and no changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits.

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement

4.1		Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-1, as amended (Registration No. 333-131609), filed with the Securities and Exchange Commission on April 20, 2006).

4.2		Restated By-laws (incorporated by reference from Exhibit 3.4 to the Registration Statement on Form S-1, as amended (Registration No. 333-131609), filed with the Securities and Exchange Commission on May 26, 2006).

4.3		Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-1, as amended (Registration No. 333-131609), filed with the Securities and Exchange Commission on May 26, 2006).

4.4		Stockholders’ Agreement by and among the Registrant, HealthpointCapital Partners, L.P. and the stockholders of the Registrant, dated as of March 17, 2005 (incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-1, as amended (Registration No. 333-131609), filed with the Securities and Exchange Commission on February 6, 2006).

4.5

Registration Rights Agreement, dated as of March 26, 2010, by and among the Registrant, HealthpointCapital Partners, L.P., HealthpointCapital Partners II, L.P. and the other signatories thereto (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-52024) filed with the Securities and Exchange Commission on March 31, 2010).

4.6	#	Form of Senior Indenture

4.7	*	Form of Senior Note

4.8	#	Form of Subordinated Indenture

4.9	*	Form of Subordinated Note

4.10	*	Form of Preferred Stock Certificate

4.11	*	Form of Certificate of Designation of Preferred Stock

4.12	*	Form of Warrant Agreement

4.13	*	Form of Unit Agreement

5.1	#	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

12.1	#	Calculation of Ratios of Earnings to Fixed Charges

23.1		Consent of Ernst & Young LLP

23.2		Consent of Deloitte & Associes (incorporated by reference from Exhibit 23.1 to the Current Report on Form 8-K (File No. 000-52024) filed with the Securities and Exchange Commission on March 31, 2010)

23.3	#	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

24.1	#	Powers of Attorney

25.1	*	Form T-1 Statement of Eligibility of Senior Indenture Trustee

25.2	*	Form T-1 Statement of Eligibility of Subordinated Indenture Trustee

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, California, on April 9, 2010.

ALPHATEC HOLDINGS, INC.

By:	/S/ DIRK KUYPER
Name:	Dirk Kuyper
Title	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/S/ DIRK KUYPER Dirk Kuyper	President, Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2010

By:	/S/ PETER C. WULFF Peter C. Wulff	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 9, 2010

By:	* Mortimer Berkowitz III	Chairman of the Board of Directors	April 9, 2010

By:	Rohit M. Desai	Director

By:	* John H. Foster	Director	April 9, 2010

By:	* James R. Glynn	Director	April 9, 2010

By:	* Stephen H. Hochschuler, M.D.	Director	April 9, 2010

By:	* Siri S. Marshall	Director	April 9, 2010

By:	* R. Ian Molson	Director	April 9, 2010

By:	* Stephen E. O’Neil	Director	April 9, 2010

* By executing his name hereto, Peter C. Wulff is signing this document on behalf of the persons indicated above pursuant to the powers of attorney duly executed by such person and filed with the Securities and Exchange Commission.

By:	/S/ PETER C. WULFF Peter C. Wulff (Attorney-in-fact)

EXHIBIT INDEX

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement

4.1		Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 3.2 to the Registration Statement on Form S-1, as amended (Registration No. 333-131609), filed with the Securities and Exchange Commission on April 20, 2006).

4.2		Restated By-laws (incorporated by reference from Exhibit 3.4 to the Registration Statement on Form S-1, as amended (Registration No. 333-131609), filed with the Securities and Exchange Commission on May 26, 2006).

4.3		Form of Common Stock Certificate (incorporated by reference from Exhibit 4.1 to the Registration Statement on Form S-1, as amended (Registration No. 333-131609), filed with the Securities and Exchange Commission on May 26, 2006).

4.4		Stockholders’ Agreement by and among the Registrant, HealthpointCapital Partners, L.P. and the stockholders of the Registrant, dated as of March 17, 2005 (incorporated by reference from Exhibit 4.2 to the Registration Statement on Form S-1, as amended (Registration No. 333-131609), filed with the Securities and Exchange Commission on February 6, 2006).

4.5

Registration Rights Agreement, dated as of March 26, 2010, by and among the Registrant, HealthpointCapital Partners, L.P., HealthpointCapital Partners II, L.P. and the other signatories thereto (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K (File No. 000-52024) filed with the Securities and Exchange Commission on March 31, 2010).

4.6	#	Form of Senior Indenture

4.7	*	Form of Senior Note

4.8	#	Form of Subordinated Indenture

4.9	*	Form of Subordinated Note

4.10	*	Form of Preferred Stock Certificate

4.11	*	Form of Certificate of Designation of Preferred Stock

4.12	*	Form of Warrant Agreement

4.13	*	Form of Unit Agreement

5.1	#	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

12.1	#	Calculation of Ratios of Earnings to Fixed Charges

23.1		Consent of Ernst & Young LLP

23.2		Consent of Deloitte & Associes (incorporated by reference from Exhibit 23.1 to the Current Report on Form 8-K (File No. 000-52024) filed with the Securities and Exchange Commission on March 31, 2010)

23.3	#	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

24.1	#	Powers of Attorney

25.1	*	Form T-1 Statement of Eligibility of Senior Indenture Trustee

25.2	*	Form T-1 Statement of Eligibility of Subordinated Indenture Trustee

*	To be filed by amendment or by a Current Report on Form 8-K and incorporated herein by reference.
#	Previously filed.